UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

GENVEC, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01 Other Events.

On December 4, 2013, the National Institutes of Health's Recombinant DNA Advisory Committee (RAC) unanimously approved the protocol for initiation of a Phase 1 study of CGF166, an adenoviral vector engineered to express the human atonal gene, in patients with severe hearing loss. CGF166 utilizes GenVec’s proprietary adenovectors technology and is being developed by the Novartis Institute for Biomedical Research, a subsidiary of Novartis AG, under a research collaboration and license agreement with GenVec.

The protocol, “A Three-part, Multicenter, Open Label, Single Dose Study to Assess the Safety, Tolerability, and Efficacy of Intralabyrinthine (IL) CGF166 in Patients with Severe Hearing Loss,” was the subject of an in-depth review and public discussion at the RAC meeting. A replay webcast of the meeting is expected to be available on the NIH website later this month and accessible at http://videocast.nih.gov/launch.asp?18200.

GenVec expects that an investigational new drug application, or IND, will be filed for CGF166 in January 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: December 11, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky President and Chief Executive Officer

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